NORTH COAST SECURITIES CORPORATION
                             9995 GATE PARKWAY NORTH
                                    SUITE 300
                             JACKSONVILLE, FL 32246

                                  May 10, 2006

Performance Health Technologies, Inc.
427 River View Plaza
Trenton, NJ  08611
Attn.: Robert Prunetti, President and CEO

Dear Mr. Prunetti:

We are pleased to confirm our mutual understanding regarding the retention of North Coast Securities Corporation ("Agent") by Performance Health Technologies, Inc. (collectively with its affiliates, the "Company"), subject to the terms and conditions of this agreement (the "Agreement").

1. Agent will act as the Company's agent in connection with the private placement of up to $250,000 of Units (referred to as the "Units"), each Unit consisting of a convertible note in the principal amount of $1,000.00 (the "Notes") and 6000 warrants, with each warrant to purchase one share of common stock at an exercise price of $0.50 per share. The Units will be issued only to accredited investors (as defined in Rule 501 under the Securities Act of 1933, as amended), on terms mutually agreeable between the parties hereto, certain of which terms are set forth on Exhibit A, annexed hereto and incorporated herein by reference (such private placement referred to as the "Offering"). The Offering will be made on a best efforts basis subject to the terms and conditions set forth herein. Agent will act as the non-exclusive Agent for the Offering and sale of the Units constituting the Offering.

2. Agent will provide the Company with the following services in connection with the Offering:

      A. Assisting the Company in preparation of documents in connection with the Offering, and acting as the Agent in connection with such Offering;

      B.    Coordinating the marketing effort for the sale of the Securities;

      C. Assisting the Company in negotiating transaction terms with potential investors in the Securities; and

      D. Providing such other advice, assistance or services as may be reasonably requested by the Company in connection with the Offering and as mutually agreed upon by Agent and the Company.

Performance Health Technologies, Inc.
May 10, 2006
Page 2


3. Agent's compensation for acting as Agent for the Company in connection with the Offering pursuant to this Agreement will be as follows:

      A. A fee equal to 12% of the gross proceeds raised in the Offering by Agent (the "Offering Amount"), payable on the Offering Amount subscribed for and accepted at each Closing of the Offering.

      B. At each Closing of the Offering, the Company shall pay to Agent, a non-accountable expense allowance in the amount equal to 3% of the Offering Amount subscribed for and accepted at that Closing.

      C. Agent will receive as a Due Diligence and Pre-Marketing Fee, a payment from the Company of $15,000 upon execution of this Agreement, to cover the costs and expenses of Agent's due diligence investigation and pre-marketing activities on behalf of the Company.

4. The Company will pay all expenses incurred by or on behalf of the Company in connection with the preparation and printing of the Securities, blue sky filings and fees, legal expenses of the Agent up to a maximum of $3,000, and all other documents and instruments required in connection with the Offering.

5. In connection with Agent's activities on the Company's behalf, the Company will cooperate with Agent and will furnish Agent with all information and data concerning the Company which Agent reasonably believes appropriate to the performance of services contemplated by this Agreement (all such information so furnished being the "Information") and will provide Agent with reasonable access to the Company's officers, directors, employees, independent accountants and legal counsel. The Company recognizes and confirms that Agent (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by the Agreement, without having independently verified same, (ii) does not assume responsibility for the accuracy or completeness of the Information and (iii) will not make an independent appraisal of any of the Company's assets. The Information to be furnished by the Company, when delivered, will be, to the best of the Company's knowledge, true and correct in all material respects and will not contain any material misstatements of fact or omit to state any material fact necessary to make the statements contained therein not misleading. The Company will promptly notify Agent if it learns of any material inaccuracy or misstatement in, or material omission from any information thereto delivered to Agent. Agent agrees to keep the Information confidential and only to release the Information with the consent of the Company. At the Closing, the Company shall deliver to Agent an officer certificate and opinion of counsel reasonably acceptable to the Company and Agent. If the transaction contemplated by this Agreement is not completed for whatever reason, Agent will return the Information (without keeping any copies thereof) forthwith on demand by the Company. Agent on its part represents, warrants, and agrees that it has and at all times while it is performing services under this Agreement it will comply with all laws, rules, and regulations applicable to it in connection with the services it performs under this Agreement, such compliance to include all licenses in all applicable jurisdictions it and its agents are required to maintain for purposes of its activities under this Agreement.

Performance Health Technologies, Inc.
May 10, 2006
Page 3


6. The Company agrees that Agent has the right to place "tombstone" or other advertisements describing its services to the Company under this Agreement in financial and other newspapers and journals, provided the Company consents to the same, and which consent shall not be unreasonably withheld, and provided further that any such advertisement complies with applicable law.

7. The Company agrees to indemnify Agent in accordance with the indemnification provisions (the "Indemnification Provisions") attached to this Agreement, as Exhibit B, and which Indemnification Provisions are incorporated herein and made a part hereof and which shall survive the termination or expiration of this Agreement.

8. The validity and interpretation of this Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Florida applicable to agreements made and to be fully performed therein (excluding the conflicts of laws rules).

9. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

10. Each of the Company and Agent (and, to the extent permitted by law, on behalf of their respective equity holders and creditors) hereby knowingly, voluntarily and irrevocably waives any right it may have to a trial by jury in respect of any claim based upon, arising out of or in connection with this Agreement and the transactions contemplated hereby. Each of the Company and Agent hereby certify that no representative or agent of the other party has represented expressly or otherwise that such party would not seek to enforce the provisions of this waiver. Further each of the Company and Agent acknowledges that each party has been induced to enter this Agreement by, inter alia, the provisions of this Section.

11. If it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that any term or provision hereof is invalid or unenforceable, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision.

Performance Health Technologies, Inc.
May 10, 2006
Page 4


12. This Agreement embodies the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No alteration, waiver, amendment, change or supplement hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

13. The Company has all requisite corporate power and authority to enter into this Agreement and the transactions contemplated hereby. This Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

14. Agent has all requisite corporate power and authority to enter into this Agreement, once executed by Agent's Officers. This Agreement has been duly and validly authorized by all necessary corporate action on the part of Agent and has been duly executed and delivered by Agent and constitutes a legal, valid and binding agreement of Agent, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws).

15. This Agreement does not create, and shall not be construed as creating, rights enforceable by any person or entity not a party hereto, except those entitled thereto by virtue of the Indemnification Provisions hereof. The Company acknowledges and agrees that with respect to the services to be rendered by Agent, Agent is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or creditors of the Company or any other person by virtue of this Agreement and the retention of Agent hereunder, all of which are hereby expressly waived. The Company also agrees that Agent shall not have any liability (including without limitation, liability for losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements resulting from any negligent act or omission of Agent, whether direct or indirect, in contract, tort or otherwise) to the Company or to any person (including, without limitation, equity holders and creditors of the Company) claiming through the Company for or in connection with the engagement of Agent, this Agreement and the transactions contemplated hereby, except for liabilities which arise as a result of the gross negligence or willful misconduct of Agent. The Company acknowledges that Agent was induced to enter into this Agreement by, INTER ALIA, the provisions of this Section.

16. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Agreement.

Performance Health Technologies, Inc.
May 10, 2006
Page 5


If the foregoing correctly sets forth our agreement, we would appreciate your signing the enclosed copy of this letter in the space provided and returning it to us.

                                      Very truly yours,

                                      NORTH COAST SECURITIES CORPORATION

                                      By:
                                         -------------------------------------
                                         Frank Pasterczyk
                                         President and Chief Executive Officer

Confirmed and agreed to:

PERFORMANCE HEALTH TECHNOLOGIES, INC.

By:
   -------------------------------------

                                    EXHIBIT A

                      SUMMARY OF CERTAIN TERMS OF OFFERING

Offering Sale of up to $250,000 of Units to raise money principally for working capital purposes. No minimum dollar amount of Units must be subscribed for in order to close. Expenses of the offering, sales commissions and additional fees and costs of the Agent will be deducted from the proceeds of the offering.

Equity Unit                             Each Unit consists of a convertible note
                                        in the principal amount of $1,000 (the
                                        "Notes") and 6000 warrants for each
                                        $1.00 invested, with each warrant to
                                        purchase one share of common stock. The
                                        common stock underlying the Notes and
                                        the warrants contained in the Units
                                        shall be subject to piggyback
                                        registration rights as described below.

Purchase Price                          The purchase price per unit is
                                        $1,000.00.

Notes The Notes will be convertible into shares of Company common stock at a price equal to the lower of (i) 70% of the average closing price of our common stock on the exchange on which the Company's stock is trading for the 20 trading days immediately preceding the day upon which we receive a conversion notice from the Noteholder or (ii) $.30 per share. The Notes are convertible at the election of the holder thereof at any time.

                                        Each Note shall accrue interest at the
                                        rate of 10% per annum, payable on the
                                        Maturity Date, which shall be 180 days
                                        after issuance of the Note.

                                        The Notes shall be secured by a pledge
                                        of Put Notices under the Standby Equity
                                        Distribution Agreement with Cornell
                                        Capital Partners, L.P., in a principal
                                        amount equal to the principal amount of
                                        Notes issued.

Warrants The 6000 warrants included in each Unit will be exercisable for a period of five years at an exercise price of $0.50 per share. The warrants will be subject to adjustment for anti-dilution purposes. The warrants shall include registration rights as described below.

Registration Rights                     Investors in the Offering will have the
                                        following registration rights with
                                        respect to the shares of common stock
                                        into which the Notes are convertible and warrants are exercisable. The Company will register the conversion shares and the shares underlying the warrants on a Registration Statement to be filed with the Securities and Exchange Commission within ninety days of the last Closing under the Offering.

Indemnification                         of The Company will indemnify the
Placement Agent                         Placement Agent for any and all claims
                                        by other brokers, dealers, placement
                                        agents, investment advisors or the like.

Qualified Investors                     Accredited investors only.

Confidentiality                         The Company will not disclose, and will
                                        not include in any public announcement,
                                        the name of the investors in this
                                        offering, unless expressly agreed to by
                                        the investor or unless such disclosure
                                        is required by law or applicable
                                        regulation, and then only to the extent
                                        of such requirement.

Governing Law                           New York law, New York courts.
and Jurisdiction

                                    EXHIBIT B

                           INDEMNIFICATION PROVISIONS

      Capitalized terms used herein that are not defined in these indemnification provisions ("Indemnification Provisions") have the meaning set forth in the engagement letter agreement dated May __, 2006, between North Coast Securities Corporation ("Agent") and Performance Health Technologies, Inc. as such agreement may be amended from time to time (the "Agreement").

      The Company agrees to indemnify and hold harmless Agent, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, obligations, penalties, judgments, awards, costs, expenses and disbursements (and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise), including, without limitation, the costs, expenses and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which Agent is a party), directly or indirectly, caused by, relating to, based upon, arising out of or in connection with (a) Agent's acting for the Company, including, without limitation, any act or omission by Agent in connection with its acceptance of or the performance or nonperformance of its obligations under the Agreement, (b) any untrue statement or alleged untrue statement of a material fact contained in, or omissions or alleged omissions from any information furnished to Agent by the Company or (c) any Offering; provided, however, such indemnity agreement shall not apply to any portion of any such loss, claim, damage, obligation, penalty, judgment, award, liability, cost, expense or disbursement to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Agent.

      These Indemnification Provisions shall be in addition to any liability which the Company may otherwise have to Agent or the persons indemnified below in this sentence and shall extend to the following Agent its affiliated entities, directors, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws). All references to Agent in these Indemnification Provisions shall be understood to include any and all of the foregoing.

      If any action, suit, proceeding or investigation is commenced, as to which Agent proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that the Company shall be relieved from its obligations hereunder to the extent a failure by Agent to notify the Company with reasonable promptness results in a significant increase in the Company's obligations hereunder. Agent shall have the right to retain counsel of its own choice to represent it, which counsel shall be reasonably acceptable to the Company, and the Company shall pay the fees, expenses and disbursements of such counsel; and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against Agent made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of Agent, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as an unconditional term thereof, the giving by the claimant to Agent of an unconditional and irrevocable release from all liability in respect of such claim.

      In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these Indemnification Provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and Agent, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and Agent, on the other hand, and also the relative fault of the Company, on the one hand, and Agent, on the other hand, in connection with the statement, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation. Notwithstanding the foregoing, Agent shall not be obligated to contribute any amount hereunder that exceeds the amount of fees previously received by Agent pursuant to the Agreement.

      Neither termination nor completion of the engagement of Agent referred to above shall affect these Indemnification Provisions which shall then remain operative and in full force and effect.


                                      B-2